UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Rush Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Texas	74-1733016
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

555 IH 35 South, Suite 500 New Braunfels, Texas	78130
(Address of Principal Executive Offices)	(Zip Code)

Rush Enterprises, Inc. Amended and Restated 2007 Long-Term Incentive Plan

Rush Enterprises, Inc. Amended and Restated 2004 Employee Stock Purchase Plan

(Full title of the plan)

Michael Goldstone

Vice President, General Counsel, and Corporate Secretary

Rush Enterprises, Inc.
555 IH 35 South, Suite 500
New Braunfels, Texas 78130

(830) 302-5200

Copies to:

Daryl L. Lansdale, Jr.

Norton Rose Fulbright US LLP

111 W. Houston Street, Suite 1800

San Antonio, TX 78205

(210) 224-5575

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)(4)
Class A Common Stock, $.01 par value per share	1,900,000 shares (3)	$48.16	$91,504,000	$11,877.22
Class B Common Stock, $.01 par value per share	1,000,000 shares	$40.62	$40,620,000	$5,272.48

(1)

Pursuant to Rule 416(c) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares as may be required pursuant to the Rush Enterprises, Inc. Amended and Restated 2007 Long-Term Incentive Plan and the Rush Enterprises, Inc. Amended and Restated 2004 Employee Stock Purchase Plan, in the event of a stock split, stock dividend, recapitalization, exchange of shares or other similar change in Rush Enterprises, Inc.’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”), or Class B common stock, par value $0.01 per share (the “Class B Common Stock”).

(2)

Estimated pursuant to Rules 457(c) and 457(h) of the Securities Act, solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Class A Common Stock and the Class B Common Stock, respectively, as reported on the NASDAQ Global Select Market on August 4, 2020.

(3)	The number of shares of Class A Common Stock to be registered under the respective plans are 1,000,000 shares (2007 Long-Term Incentive Plan) and 900,000 shares (2004 Employee Stock Purchase Plan).

(4)	Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $129.80 per $1,000,000 of the proposed maximum aggregate offering price.

EXPLANATORY NOTE

REGISTRATION OF ADDITIONAL SHARES

Rush Enterprises, Inc. (the “Company”) is filing this registration statement on Form S-8 (this “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) to register (i) 1,000,000 additional shares of Class A Common Stock and 1,000,000 additional shares of Class B Common Stock that may be issued under the Rush Enterprises, Inc. Amended and Restated 2007 Long-Term Incentive Plan (the “2007 LTIP”) and (ii) 900,000 additional shares of Class A Common Stock that may be issued under the Rush Enterprises, Inc. Amended and Restated 2004 Employee Stock Purchase Plan (the “2004 ESPP”). Pursuant to General Instruction E of Form S-8, (i) with respect to the 2007 LTIP, the contents of the Company’s prior registration statements on Form S-8, filed with the Securities and Exchange Commission (the “Commission”) on July 24, 2007 (Registration No. 333-144821), July 21, 2010 (Registration No. 333-168231), August 12, 2014 (Registration No. 333-198080), and August 10, 2017 (Registration No. 333-219878), and (ii) with respect to the 2004 ESPP, the contents of the Company’s prior registration statement on Form S-8, filed with the Commission on December 17, 2004, are incorporated by reference into this Registration Statement, except to the extent supplemented, amended and superseded by the information set forth herein.

There are 8,800,000 shares of Class A Common Stock reserved for issuance under the 2007 LTIP, of which 7,800,000 shares of Class A Common Stock are registered under prior registration statements and 1,000,000 shares of Class A Common Stock are registered under this Registration Statement. There are 3,200,000 shares of Class B Common Stock reserved for issuance under the 2007 LTIP, of which 2,200,000 shares of Class B Common Stock are registered under prior registration statements and 1,000,000 shares of Class B Common Stock are registered under this Registration Statement. There are 1,800,000 shares of Class A Common Stock reserved for issuance under the 2004 ESPP, of which 900,000 shares are registered under the prior registration statement and 900,000 shares are registered under this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the following documents, which have been previously filed with the Commission, are incorporated by reference into this Registration Statement:

(a)     The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on February 26, 2020;

(b)     The Company’s Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2020, filed on May 11, 2020 and for the fiscal quarter ended June 30, 2020, filed on August 7, 2020;

(c)     The Company’s Current Reports on Form 8-K filed on March 6, 2020, March 25, 2020, April 23, 2020, and May 15, 2020 (except, in each case, any information, including exhibits, furnished to the Commission pursuant to Items 2.02 and 7.01);

(d)     The Company’s Definitive Proxy Statement on Schedule 14A filed on April 1, 2020, incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019;

(e)     The description of the Company’s Class A Common Stock contained in Exhibit 4.3 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on February 26, 2020, including all amendments and reports filed for the purpose of updating such description; and

(f)     The description of the Company’s Class B Common Stock contained in Exhibit 4.3 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on February 26, 2020, including all amendments and reports filed for the purpose of updating such description.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment that (i) indicates that all securities offered under this Registration Statement have been sold, or (ii) deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents. In no event, however, will any information that we disclose under Item 2.02 or Item 7.01 (and any related exhibits) of any Current Report on Form 8-K that we may from time to time furnish to the Commission be incorporated by reference into, or otherwise become a part of, this Registration Statement.

For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description

4.1*

Restated Articles of Incorporation of Rush Enterprises, Inc. (incorporated herein by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, File No. 000-20797)

4.2*	Rush Enterprises, Inc. Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed May 21, 2013, File No. 000-20797)

5.1	Opinion of Norton Rose Fulbright US LLP

23.1	Consent of Norton Rose Fulbright US LLP (contained in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Power of Attorney (included on the signature page hereto)

99.1*

Rush Enterprises, Inc. Amended and Restated 2007 Long-Term Incentive Plan (incorporated herein by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed May 15, 2020, File No. 000-20797)

99.2*

Rush Enterprises, Inc. Amended and Restated 2004 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed May 15, 2020, File No. 000-20797)

* Incorporated by reference

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Braunfels, State of Texas, on August 7, 2020.

Rush Enterprises, Inc.

By:	/s/ Michael Goldstone
Michael Goldstone
Vice President, General Counsel and Corporate Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints W.M. “RUSTY” RUSH and MICHAEL GOLDSTONE, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution or re-substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, any and all amendments, including post-effective amendments to this Registration Statement on Form S-8, and to sign any and all additional registration statements relating to the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

/s/ W.M. “Rusty” Rush W.M. “Rusty” Rush	Chairman of the Board, President and Chief Executive Officer, Director (Principal Executive Officer)	August 7, 2020

/s/ Steven L. Keller Steven L. Keller	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	August 7, 2020

/s/ William H. Cary William H. Cary	Director	August 7, 2020

/s/ Thomas A. Akin Thomas A. Akin	Director	August 7, 2020

/s/ James C. Underwood James C. Underwood	Director	August 7, 2020

/s/ Raymond J. Chess Raymond J. Chess	Director	August 7, 2020

/s/ Dr. Kennon H. Guglielmo Dr. Kennon H. Guglielmo	Director	August 7, 2020

/s/ Elaine Mendoza Elaine Mendoza	Director	August 7, 2020